UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 26, 2010
(Date of earliest event reported)

MedCom USA, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25474	65-0287558
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7038 E. 5th Avenue
Scottsdale, AZ 85251

(Address of principal executive offices, including zip code)

(480)-970-1540
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2010, MedCom USA Inc. ("MedCom") and Card Activation Technologies, Inc. ("Card") entered into a Settlement Agreement and Mutual Release (the "Agreement") with William Williams (a former executive of MedCom and Card), Eva Williams, Wilcom Inc., W.P.W. Aircraft, LLC, Williams Family Trust, and American Nortel Communications, Inc. (collectively, the "Williams Group").  This Agreement will serve to settle and mutually release each member of the Williams Group, on the one hand, and MedCom and Card, on the other hand, from any and all claims that any member of the Williams Group, and MedCom or Card has against the other relating to certain litigation that was filed or corporate governance claims that may arise from MedCom or Card.  As a condition to the Agreement, the Williams Group has returned an aggregate of 20,415,651 shares of MedCom common stock and 24,150,264 shares of Card common stock.  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Certain statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MedCom to be materially different from those expressed or implied by such forward-looking statements.  MedCom’s future operating results are dependent upon many factors, including, but not limited to, MedCom’s ability to: (i) build the management and human resources and infrastructure necessary to support the growth of its business; (ii) obtain sufficient capital to pay existing debts; (iii) competitive factors and developments beyond MedCom’s control; and (iv) other risk factors discussed in MedCom’s periodic filings with the Securities and Exchange commission. MedCom undertakes no obligation to update any forward-looking statements made in this Form 8-K to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedCom USA, Incorporated

By:	/s/ Robert H. Kite
Robert H. Kite
Chairman of the Board

Date:  March 1, 2010